QuickLinks -- Click here to rapidly navigate through this document

Exhibit 16.1

March 11, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 11, 2003, of Intrusion Inc. and are in agreement with the statements contained in the second, third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                      Sincerely,

                      /s/ Ernst & Young LLP

QuickLinks

Exhibit 16.1